                        EXHIBIT INDEX


10a  Amendment dated July 6, 1995 to the Employee Investment Plan of
     Levi Strauss Associates Inc.                                        17

10b  1995 Amended and Restated Credit Agreement dated September 22, 1995 among the Company, Bank of America N.T. & S.A. and other financial
     institutions named therein.                                         18